EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-35992 and 333-56216) and Forms S-3 (Nos. 333-36682, 333-43750, 333-64414, 333-72554, 333-74390 and 333-103231) of SIGA
Technologies, Inc. of our report dated February 14, 2003 relating to the financial statements, which appears in this Form 10-KSB/A.


/s/ PricewaterhouseCoopers LLP

September 4, 2003
New York, New York